CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use of my report dated December 12, 2008 (except for the June 30, 2007 Financial Statements, for which the date is April 30, 2009) on the financial statements of PSM Holdings, Inc. for the years ended June 30, 2007 and 2008 included in the registration statement of PSM Holdings, Inc. on Form S-1/A and to the reference to my firm under the heading “Experts” in the prospectus.

Accounting & Consulting Group, LLP
Certified Public Accountants

Carlsbad, New Mexico
July 27, 2009